EXHIBIT 3


MICHIGAN BELL TELEPHONE COMPANY

ARTICLES OF INCORPORATION

ARTICLE I

	These Articles of Association are entered into for the purpose of organizing a corporation under Act 129 of the Public Acts of 1883 as amended entitled "An Act for the Organization of Telephone and Messenger Service Companies" being Sections 11690 et seq. of the Compiled Laws of 1929.


ARTICLE II

	The name of this corporation shall be MICHIGAN BELL
TELEPHONE COMPANY.


ARTICLE III

	The place where principle business in this State is to be located is the city of Detroit.


ARTICLE IV

	The term of existence of said corporation shall be perpetual.


ARTICLE V

	The amount of authorized stock of said corporation is One
Hundred Twenty Million Eight Hundred and Ten Thousand
(120,810,000) shares of common stock with a par value of fourteen and two-sevenths dollars ($14 2/7) per share.


ARTICLE VI

	There shall not be a board of directors. The business of the corporation shall be managed by the shareholders of the corporation, as permitted under Section 463 of the Michigan Business Corporation Act. The effect of this provision is to impose upon the shareholders the liability for managerial acts or omissions that is imposed on directors by law.


ARTICLE VII

	The Corporation, the corporate existence of which is hereby continued, having purchased all the property, rights, privileges and franchises formerly owned and operated by the Michigan Telephone Company, a corporation of the State of Michigan, which were sold to Norman W. Harris by Walter S. Harsha, Special Master, under a decree of foreclosure and sale made and entered by the Circuit Court of the United States for the eastern district of Michigan on the fifteenth day of July, A.D., 1903, in the suit between the Old Colony Trust Company, Trustee, and the Michigan Telephone Company, the corporation shall continue to have and hold all such property at the time of the execution of these Articles of Association continued to be so held and all such other property as shall have been acquired and shall be held on the date of the execution of these Articles of Association.


ARTICLE VIII

	The names of the stockholders, their respective residences, and the number of shares of stock subscribed, held and paid for by each, are as follows:


			No. of
		Name                            Address
			Shares

American Telephone &                    195 Broadway
  Telegraph Company                     New York City
			1,099,890

Frank W. Blair                          Union Joint Stock
					Land Bank
					Detroit, Michigan
				10

Emory W. Clark                  First Wayne
					National Bank
					Detroit, Michigan
				10

Fred J. Fisher                          General Motors Bldg.,
					Detroit, Michigan
				10

Burch Foraker                           1365 Cass Avenue
					Detroit, Michigan
				10

Bancroft Gherardi                       195 Broadway
					New York City
				10

W.S. Gifford                            195 Broadway
					New York City
				10

Robert W. Irwin                 23 Summer St. N.W.
					Grand Rapids, Mich.
				10

W.I. Mizner                             1365 Cass Avenue
					Detroit, Michigan
				10

R. Perry Shorts                         Second National Bank
					& Trust Company
					Saginaw, Michigan
				10

Oscar Webber                            c/o The J.L. Hudson
					Co.
					Detroit, Michigan
				10

G.M. Welch                              1365 Cass Avenue
					Detroit, Michigan
				10






BY-LAWS

ARTICLE I

	SECTION 1.. PLACE OF MEETINGS - All meetings of the stockholders shall be held at the principle office of the corporation in the City of Detroit, or at such other place as may be designated in the notice of the meeting. Meetings of the stockholders may be held outside the State of Michigan.

	SECTION 2.  ANNUAL MEETING - The annual meeting of
the stockholders shall be held on the fourth Monday in March, or at such other time as may be designated in the notice of the meeting.

	SECTION 3.  SPECIAL MEETINGS - A special meeting of
the stockholders may be called by the President at any time, and the President shall call a special meeting whenever he is requested in writing to do so by stockholders representing one-third of the outstanding stock entitled to vote at such meeting. Such request shall specify the time and object of the proposed meeting.

	SECTION 4.  NOTICE OF MEETINGS - The notice of all
meetings of the stockholders shall be in writing and signed by the Secretary. Such notice shall state the purpose or purposes for which the meeting is called, and the time and place where it is to be held, and a copy thereof shall be served either personally or by mail upon each stockholder of record entitled to vote at such a meeting, not less than ten nor more than forty days before the meeting. If mailed, it shall be directed to the stockholder at his address as it appears on the stock book of the corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated by such request. Failure of any stockholder to receive notice of any such meeting shall not invalidate the meeting.

	SECTION 5.  QUORUM AND CONDUCT OF MEETINGS -
At all meetings of the stockholders a majority in interest of the stock entitled to vote thereat shall constitute a quorum, except where by law a greater interest is required, but a less number may adjourn the meeting to a day and time specified. Each stockholder entitled to vote shall be entitled to one vote for each share of stock standing in his name on the books of the corporation; and any such stockholder may vote in person or by proxy. All elections by stockholders shall be by ballot. All other votes shall be by ballot if demanded by any stockholder.

	SECTION 6.  INSPECTORS - Two inspectors shall be
appointed by the President at each meeting of the stockholders. The inspectors shall receive and take in charge the proxies and ballots, decide in the first instance all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes, count the ballots cast and report to the presiding officer the result of such election or vote.


ARTICLE II

MANAGEMENT OF CORPORATE AFFAIRS

	The business of the corporation shall be managed by the stockholders which may exercise all such powers of the Company and do all such lawful acts and things as the Company might do.

ARTICLE III

OFFICERS

	SECTION 1.  TITLES AND ELECTIONS - The elective
officers of the Company shall consist of a President, such number of Vice-Presidents as the stockholders may determine, a Secretary and Treasurer (who may or may not be one and the same person), and one or more Assistant Secretaries. These officers shall be elected by the stockholders at the annual stockholders' meeting, and shall hold their offices for one year, and until their successors are elected and qualified, unless they are sooner removed by the stockholders.

	SECTION 2. VACANCIES - A vacancy in any elective office shall be filled as soon as may be after the occurrence thereof and by the authority herein empowered to elect to such office.

ARTICLE IV

PRESIDENT

	SECTION 1.  POWERS AND DUTIES - The President shall
preside at all meetings of the stockholders. The President shall have direct charge of and supervision over the business and employees of the Company; shall appoint and remove such employees and agents, except as those elected by the stockholders, as he shall deem necessary; and shall have such other powers and perform such other duties as are usually exercised and performed by the President of a corporation, or as may be delegated to him by the stockholders.

	SECTION 2. REPORTS - The President shall, from time to time, make reports to the stockholders as to the affairs of the Company, as may be required of him by the stockholders.

ARTICLE V

VICE-PRESIDENTS

	SECTION 1.  POWERS AND DUTIES - Each Vice-President
shall have such powers and perform such duties as may be assigned him by the stockholders or the President. In case of absence or disability of the President, the Vice-President designated by the stockholders shall have all the powers and perform the duties of the President during such absence or disability, or in case of a vacancy in that office.


ARTICLE VI

SECRETARY

	SECTION 1.  POWERS AND DUTIES - The Secretary shall
attend all meetings of the stockholders, and shall keep a true and faithful record thereof. He shall have custody of the seal of the corporation and of all records, contracts, papers, documents and books of the Company except those required to be in the custody of the Treasurer or the Comptroller, and except such subsidiary records as may be kept in departmental offices. He shall sign and execute all contracts and documents which require his signature and execution, and shall affix the seal of the corporation thereto when necessary. He shall have such powers and perform such other duties as are usually exercised and performed by the secretary of a corporation, or as may be delegated to him by the stockholders or the President.

	SECTION 2.  ASSISTANT SECRETARY - The Assistant
secretary designated by the Secretary in writing and approved by the President shall, in the absence or disability of the Secretary or in case of a vacancy in that office, or when and to the extent authorized by the Secretary in writing and approved by the President, exercise the powers and perform the duties appertaining to the office of Secretary.


ARTICLE VII

TREASURER

	SECTION 1.  POWERS AND DUTIES - The Treasurer shall
receive and have charge of all the funds and securities of the Company, except the portion of cash collections retained by collection agents as their commission as provided in contracts with the Company. The funds, except such portion of the cash in collections as the Treasurer may deem necessary or expedient for cashing Company checks or drafts, shall be deposited to the credit of the Company in such banks or trust companies as the stockholders shall direct, and the Treasurer shall disburse the same only upon the certification of the Comptroller, or his duly authorized representative, and under such rules and regulations as the stockholders may from time to time adopt. The Treasurer shall sign and execute all stock certificates and shall have such other powers and perform such other duties as may be delegated to him by the stockholders or the President.

	SECTION 2.  ACCOUNTS AND REPORTS - The Treasurer
shall keep an account of all funds he receives and disburses which shall be open to inspection at all times by the President or any stockholder. He shall report the condition of the treasury to the stockholders at such times as may be required by them.

	SECTION 3.  ASSISTANT TREASURERS - The Treasurer
may, at his discretion, and with the approval of the stockholders, appoint one or more Assistant Treasurers who shall perform such duties as the Treasurer shall from time to time direct. The Treasurer, with the approval of the President, may designate any Assistant Treasurer to exercise the powers and duties of the Treasurer during his absence or disability, or in case of a vacancy in that office.

	SECTION 4.  BOND  The Treasurer and each Assistant
Treasurer shall give bond for the faithful discharge of his duties in such sum and with such sureties as the stockholders may determine.


ARTICLE VIII

COMPTROLLER

	SECTION 1.  POWERS AND DUTIES - The Comptroller
shall have custody and charge of all books of account, except those required by the Treasurer in keeping record of the work of his office, and shall have supervision over such subsidiary accounting records as may be kept in departmental offices. He shall have access to all books of account, including the Treasurer's records, for purposes of audit and for obtaining information necessary to verify or complete the records of his office. He shall make periodical audits of all Company cash, including working advance funds, and Company owned securities. The Comptroller or his duly authorized representative shall certify to the authorizations or approvals pertaining to all vouchers for payment by the Treasurer. The Comptroller shall perform such other duties as may be required by the stockholders or the President, and with the approval of the President he shall designate in writing some other person or persons to perform the duties of Comptroller in case of his absence or disability, and with the approval of the President he may delegate in writing to some other person or persons such part of his duties as he sees fit and necessary in the ordinary conduct of the business. Such designations and delegations shall be filed with the Secretary.


ARTICLE IX

TRANSFER OF STOCK

	SECTION 1. CERTIFICATES - Every certificate shall have noted thereon any information required to be set forth on a stock certificate by Section 463 of the Michigan Business Corporation Act and shall be set forth in the manner provided in said Section.

	SECTION 2.  TRANSFER - The shares of stock of the
Company may be transferred by the surrender and cancellation of the old and the issue of new certificates, duly entered and transferred on the stock book of the Company.

	SECTION 3.  CLOSING OF BOOKS - The stock transfer
books shall be closed, if so ordered by the stockholders, for not exceeding twenty days before any dividend payment date or any meeting of the stockholders.

	SECTION 4.  LOST, ETC., CERTIFICATES - In case of a
certificate for stock is claimed to be lost, stolen or destroyed, a new certificate may be issued upon such terms as the stockholders may prescribe.


ARTICLE X

CORPORATE SEAL

	SECTION 1. DESCRIPTION - The Seal of the corporation shall bear the words "Michigan Bell Telephone Company", with the device of a Bell.


ARTICLE XI

AMENDMENT OF BY-LAWS

	SECTION 1. METHOD - These By-laws or any of them may be altered, amended or repealed by the stockholders at any meeting by the affirmative vote of a majority of the stockholders, provided that notice of an intention to submit alterations, amendments or repeal shall have been included in the notice of the meeting.